UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 28, 2011

UnitedHealth Group Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	1-10864	41-1321939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota		55343
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-936-1300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On November 28, 2011, UnitedHealth Group Incorporated (the "Company") issued a press release announcing that it will host its annual investor conference with analysts and investors in New York City on Tuesday, November 29, 2011 (the "Investor Conference"). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company will have an audio webcast beginning at 8:00 a.m. EST of the management presentations and question and answer sessions from the Investor Conference from its Investors page at www.unitedhealthgroup.com. A replay of the Investor Conference will be available on the Company website through December 14, 2011. The Investor Conference book containing answers to questions frequently asked by investors and related data about the Company's businesses will also be available on the Company's Investors page at www.unitedhealthgroup.com.

In addition, senior members of the Company’s management team will be making an appearance at the Piper Jaffray 23rd Annual Health Care Conference in New York, New York on November 30, 2011 at 11:00 a.m., Eastern Time. Management will answer investor questions about the Company’s Optum health services business platform. The Company will have an audio webcast from the Company's Investors page of its website at www.unitedhealthgroup.com.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

99.1 Press Release dated November 28, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnitedHealth Group Incorporated

November 28, 2011	By:	/s/ Richard N. Baer

Name: Richard N. Baer
Title: Executive Vice President and Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated Novemer 28, 2011